Exhibit 10.41

CONSENT AND AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

November 5, 2025

This CONSENT AND AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this

“Amendment”) is entered into as of the date first set forth above by ClearPoint Neuro, Inc., a Delaware corporation (“Issuer”), the Persons listed on the signature pages hereof under the heading “PURCHASERS” (each a “Purchaser” and, collectively, the “Purchasers”), and CALW SA LLC, a Delaware limited liability company (“Purchaser Agent”).

Reference is hereby made to the Note Purchase Agreement, dated as of May 12, 2025 (as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Original Purchase Agreement”; and the Original Purchase Agreement, as amended by this Amendment, the “Purchase Agreement”), by and among the Obligors, the Purchasers from time to time party thereto and the Purchaser Agent. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Purchase Agreement. The Obligors, Purchasers and Purchaser Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Issuer intends to effectuate the acquisition, directly or indirectly (the “Project Ignite Acquisition”), of IRRAS Holdings, Inc., a Delaware corporation (the “Target”), pursuant to that certain Agreement and Plan of Merger and Reorganization, entered into on the date hereof by and among the Issuer, Target, Ignite Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer, ClearPoint Holdings, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Issuer (together with Ignite Merger Sub, Inc., “Merger Subs”) and Marios Fotiadis, in his capacity as a representative, and Olof Clausson, in his capacity as a representative (acting jointly and not severally in their capacities as the representatives of the Sellers, as defined therein), as the seller representative (the “Acquisition Agreement”);

WHEREAS, the Issuer has requested, and the Purchasers have agreed, to a Third Purchase in an aggregate principal amount of $20,000,000, subject to the terms and conditions set forth herein; and

WHEREAS, the Obligors, the Purchasers and Purchaser Agent desire to amend the Original Purchase Agreement as set forth herein, on the terms and subject to the conditions set forth herein in accordance with Section 13.5(a) of the Original Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:

1.
Consent. Subject to (i) Section 3 of this Amendment, the Project Ignite Acquisition shall be deemed to be a “Permitted Acquisition” provided that the Project Ignite Acquisition is consummated in accordance with, and on the terms set forth in, the Acquisition Agreement and conditions set forth in clauses (a), (b), (c), (f), and (h) of the definition of Permitted Acquisition shall have been satisfied.
2.
Amendments.
2.1
Subject to (i) Section 3 of this Amendment and (ii) the consummation of the Project Ignite Acquisition, the Original Purchase Agreement is hereby amended by inserting a new clause

(q) immediately following clause (p) of the definition of “Permitted Indebtedness” as follows:

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(q) Indebtedness pursuant to that certain letter of credit dated as of April 14, 2023, issued by U.S. Bank National Association in favor of VIA Frontera Owner, LLC for the account of IRRAS USA INC.

2.2
Subject to (i) Sections 3 and 4.2 of this Amendment and (ii) the consummation of the Third Purchase described in Section 4.1 of this Amendment, the Original Purchase Agreement is hereby amended as follows:
2.2.1
by inserting the following new definition in Section 15.1 of the Purchase Agreement in the appropriate position to preserve alphabetical order:

““Market Capitalization” means, as at any date of determination, the product of

(x) the number of issued and outstanding shares of Issuer on such date multiplied by (y) the closing price per share of such shares on such date on the principal stock exchange on which such shares are then listed, traded and quoted.”

2.2.2
by amending and restating clause (d) of the definition of “Excluded Accounts” as follows:

“(d) other accounts the cash balance of which do not exceed $600,000 in the aggregate at any time; provided that at all times, except at any time the Market Capitalization is at least $450,000,000, any amount of cash in excess of $250,000 held in such accounts shall be swept into a Controlled Account no later than three

(3) Business Days from the moment that such aggregate balance exceeds

$250,000.”

3.
Conditions Precedent to Effectiveness. The effectiveness of Sections 1 and 2 of this Amendment shall be subject to the following conditions precedent:
3.1
the Purchaser Agent shall have received this Amendment, duly executed by the Obligors, the Purchaser Agent and the Purchasers as required by Section 13.5(a) of the Purchase Agreement;
3.2
the Purchaser Agent shall have received executed copies of the Acquisition Agreement and other related agreements with all attachments and schedules;
3.3
no Event of Default shall have occurred and not been waived as of the effective date of this Amendment; and
3.4
Issuer shall have paid all Reimbursable Expenses and all other amounts then due and owing pursuant to the Purchase Agreement, for which invoices have been delivered to the Company at least one (1) Business Day prior to the date hereof.
4.
Third Purchase.
4.1
Subject to the terms and conditions of the Purchase Agreement (including the conditions precedent set forth in Sections 3.1 and 3.5 of the Purchase Agreement), upon the consummation of the Project Ignite Acquisition in accordance with the Acquisition Agreement on or prior to the Outside Date (as defined in the Acquisition Agreement), the Purchasers shall purchase, severally and not jointly, Notes from Issuer, and Issuer agrees to issue Notes to each such Purchaser, in an aggregate principal amount of $20,000,000, in

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each case for a purchase price equal to 98% of the principal amount thereof. The purchase of Notes pursuant to this Section 4 shall be deemed a Third Purchase in accordance with Section 2.1(c) of the Purchase Agreement. The continued effectiveness of Section 2.2 of this Amendment is subject to the consummation of the Third Purchase described in this Section 4.1.

4.2
The obligation of each Purchaser to make the Third Purchase described in Section 4.1, and the continued effectiveness of Section 2.2, of this Amendment is subject to the satisfaction of the following conditions (in addition to the conditions precedent to the Third Purchases set forth in Sections 3.1 and 3.5 of the Purchase Agreement), the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion, no later than the Outside Date (provided that, in accordance with Section 4.3, the Purchasers may elect to waive such conditions and fund such Third Purchase at a later date, subject to the time limitations in Section 4.3, in the Purchasers’ sole discretion):
4.2.1
the Project Ignite Acquisition shall have been consummated in accordance with the Acquisition Agreement on or prior to the Outside Date; and
4.2.2
Issuer shall furnish such documentation and provide such other information regarding the Project Ignite Acquisition and the Target as the Purchaser Agent may reasonably request.
4.3
The Third Purchase Date with respect to the Third Purchase described in Section 4.1 shall occur on the Closing Date (as defined in the Acquisition Agreement), subject to satisfaction or waiver by the Purchasers in their sole discretion of the conditions precedent set forth in Section 3.1 and 3.5 of the Purchase Agreement and Section 4.2 of this Amendment (subject to Section 4.4 below); provided that, in the event that such conditions precedent have not been satisfied or waived by the Purchasers as of the Closing Date (as defined in the Acquisition Agreement), the Third Purchase Date shall occur on such later date, but in any event no later than the date that is ninety (90) days following the Outside Date, in the Purchasers’ discretion as such conditions precedent have been satisfied in full or waived by the Purchasers; provided further that, for the avoidance of doubt, in no event shall the Third Purchase described in Section 4.1 of this Amendment occur unless the Closing Date (as defined in the Acquisition Agreement) has occurred.
4.4
Notwithstanding anything to the contrary in this Section 4 of this Amendment or Section

3.5 of the Purchase Agreement, solely with respect to determining satisfaction of Section 3.5(b) of the Purchase Agreement with respect to the Third Purchase described in Section 4.1, the Purchasers and Purchaser Agent hereby acknowledge and agree that the disclosures with respect to the Target and its subsidiaries set forth on Schedule 1 to this Amendment shall update and supplement the Disclosure Letter and be deemed incorporated therein for all purposes.

5.
Post-Closing Obligations. Notwithstanding Section 6.11(a) of the Original Purchase Agreement:
5.1
Subject to Section 5.2 of this Amendment but notwithstanding anything to the contrary in Section 6.11(a) of the Purchase Agreement, solely with respect to the Target and its subsidiaries (other than Excluded Foreign Subsidiaries) (the “Target Entities”), effective upon delivery by each Target Entity of the Limited Guarantee Assumption Agreement set forth on Exhibit A hereto, each Target Entity shall become an “Obligor” and “Guarantor” for all purposes of the Note Documents.

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5.2
Solely with respect to any assets held by any Target Entities, the Obligors shall have until no later than January 31, 2026 (or such later date as the Purchaser Agent may consent to in its reasonable discretion) to deliver any required Control Agreements, landlord waivers, bailee waivers or intellectual property security agreements or other similar documents or filings necessary for perfection of the Purchasers’ security interest in such assets (provided that, for the avoidance of doubt, the Obligors will cooperate with the Purchasers to file UCC-1 financing statements substantially concurrently with such subsidiaries becoming Obligors under Section 5.1 of this Amendment and the Purchase Agreement); and
5.3
Solely with respect to Merger Subs, the Obligors shall have until no later than the earliest to occur of (A) the Closing Date (as defined in the Acquisition Agreement), (B) termination of the Acquisition Agreement pursuant to Section 7.01 thereof, or (C) December 31, 2025 to comply with all requirements of Section 6.11(a) of the Purchase Agreement, unless such entity is first dissolved or merged out of existence, or in each case, such later date as the Purchaser Agent may consent to in its reasonable discretion).
6.
Representations and Warranties.
6.1
The execution, delivery and performance by Issuer of this Amendment have been duly authorized by all necessary corporate or other organizational action. This Amendment and the Purchase Agreement constitute Issuer’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

6.2
All written certificates and written statements heretofore furnished to Purchaser Agent or any Purchaser by or on behalf of Issuer for purposes of or in connection with this Amendment or any Note Document contemplated hereby are, taken as a whole, true, complete and correct in all material respects and Issuer has not omitted to state a material fact necessary in order to make such information, taken as a whole, not misleading in light of the circumstances under which they were furnished.

6.3
Except as set forth on the updated disclosure schedules delivered to the Purchasers prior to the date hereof, which update and supplement the Disclosure Letter and are deemed incorporated therein for all purposes, each of the representations and warranties in Article V of the Purchase Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
6.4
No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute an Event of Default, on or prior to the effective date of this Amendment.

7.
Release of Claims.
7.1
Issuer hereby absolutely and unconditionally releases and forever discharges Purchaser Agent and each Purchaser, and any and all parent corporations, subsidiary corporations, affiliated corporations, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or

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causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which Issuer has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Issuer understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Issuer agrees that no fact, event, circumstance, evidence or Note Document which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

7.2
Issuer hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Issuer pursuant to Section 7.1 above. If Issuer violates the foregoing covenant, Issuer for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all Reimbursable Expenses incurred by any Releasee as a result of such violation.
8.
General.
8.1
Issuer hereby (i) acknowledges and agrees that all of its obligations under the Purchase Agreement and each other Note Document and under any other document or instrument executed and delivered or furnished in connection with such Note Documents are reaffirmed and remain in full force and effect on a continuous basis, including, for the avoidance of doubt, after giving effect to this Amendment, (ii) acknowledges, agrees and reaffirms that each Lien granted by it to Purchaser Agent under the Note Documents for the ratable benefit of the Purchasers is and shall remain in full force and effect after giving effect to this Amendment, (iii) agrees that the Obligations secured by the Note Document to which it is a party shall include all Obligations arising after giving effect to this Amendment and (iv) agrees that the Guaranteed Obligations guaranteed by the Guaranty to which it is a party shall include all Obligations arising after giving effect to this Amendment.
8.2
(i) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Purchasers or Purchaser Agent under the Purchase Agreement or any other documents executed in connection with the Purchase Agreement or constitute a waiver of any provision of the Purchase Agreement or any other document executed in connection therewith including, without limitation, any Event of Default and (ii) this Amendment shall not by implication, course of dealing or otherwise limit, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements in the Note Documents, in each case, except to the extent limited, modified, amended or affected by this Amendment.
8.3
Except as expressly modified by this Amendment, the terms and provisions of the Purchase Agreement shall remain unchanged and in full force and effect in accordance with its terms. In the event of any inconsistencies between the provisions of this Amendment and the

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provisions of Purchase Agreement or any other Note Document, the provisions of this Amendment shall govern and prevail. This Amendment is a Note Document.

8.4
This Amendment shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.
8.5
The provisions of Article X (Notices; Service of Process), Article XI (Choice of Law, Venue and Jury Trial Waiver), Section 13.4 (Severability of Provisions), Section 13.5 (Amendments in Writing; No Integration) and Section 13.6 (Counterparts; Effectiveness; Electronic Signature) of the Purchase Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the date first written above.

ISSUER:

CLEARPOINT NEURO, INC.

By:/s/ Danilo D'Alessandro

Name: Danilo D’Alessandro Title: Chief Financial Officer

[Signature Page to Consent and Amendment No. 1 Note Purchase Agreement]

PURCHASER AGENT:

CALW SA LLC

By: /s/ David Dubinsky

Name: David Dubinsky Title: Authorized Signatory

PURCHASERS:

TPC INVESTMENTS III LP

By: /s/ David Dubinsky

Name: David Dubinsky Title: Authorized Signatory

[Signature Page to Consent and Amendment No. 1 to Note Purchase Agreement]